Exhibit 10(c)

FIRST ADDENDUM TO PURCHASE AND SALE AGREEMENT

Premises:	2706-10 Fox Street;2900-40 Fox Street;2701 W
Hunting Park Ave.;2711 W. Hunting Park
Ave.; 2729-33 W. Hunting Park Ave.;
2749 W. Hunting Park Ave.; 2801 W. Hunting
Park Ave.; 2803 W. Hunting Park Ave.;2851-55
W. Hunting Park Ave, all in Philadelphia, Pa.

Seller:	Tasty Baking Company

Buyer:	TKMG Associates, L.P.

Date of Purchase and Sale Agreement (the "Agreement"): April 5, 2010

Date of First Addendum:                                                                            July 2, 2010

Seller and Buyer, intending to be legally bound hereby, agree to the following:

1.           Binding Amendment.  This First Addendum to Purchase and Sale Agreement shall bind the Buyer and Seller. To the extent this First Addendum is inconsistent with the Agreement this First Addendum shall control. All other terms, conditions, and provisions of the Agreement shall remain unchanged and in full force and effect to the extent not amended by this First Addendum. Capitalized terms which are not defined herein shall have the meaning set forth in the Agreement.

2.           Extension of Feasibility Period. The Agreement is hereby amended to provide that the Feasibility Period is extended to July 30, 2010. However, the date of Settlement will not be affected by this extension.

3           Deposit.  Commencing on July 7, 2010, $25,000 of the Initial Deposit shall become non refundable but still applied to the Purchase Price. Thus, if Buyer terminates the Agreement pursuant to the terms of the Feasibility Paragraph 3 of the Agreement on or after July 7, 2010 but on or before July 30, 2010, Seller shall be entitled to $25,000 of the Initial Deposit and the remaining $75,000 of the Initial Deposit shall be returned to the Buyer.

4.           Zoning.  Buyer and Seller agree that the Zoning Condition has been satisfied.

5.           Counterparts.  This First Addendum may be executed in any number of counterparts, each of which shall be deemed an original fully executed First Addendum.

Telefax or Electronic signatures shall be taken as originals, and shall be followed by manually executed copies.

IN WITNESS WHEREOF, each party hereto, being authorized to do so and intending to be legally bound hereby, has duly executed and entered into this First Addendum to Purchase and Sale Agreement on the date set forth above.

SELLER:

Tasty Baking Company

By: /s/Laurence Weilheimer
Name: Laurence Weilheimer
Title: Sr. Vice President

BUYER:

TKMG Associates, L.P.
By TK GP, Inc.

By: /s/Richard A. Koory
Richard A. Koory
General Counsel

GUARANTOR

Metro Development Company

By Richard A. Koory
Richard A. Koory
General Counsel